Exhibit 10.7

Second Amendment to Construction Loan Agreement

This Second Amendment to Construction Loan Agreement is dated as of the 1st day of June 2003, and is by and between LSCP, L.P., an Iowa limited partnership (“BORROWER”) and FIRST NATIONAL BANK OF OMAHA (“BANK’), a national banking association established at Omaha, Nebraska.

WHEREAS, the BANK and BORROWER executed a written Construction Loan Agreement dated as of July 25, 2002, which, together will all amendments thereto, is collectively called the “AGREEMENT”.

Now, Therefore, in consideration of the AGREEMENT, and their mutual promises made herein, BANK and BORROWER agree as follows:

1.                                       Terms which are typed herein as all capitalized words and are not defined herein shall have same meanings as when described in the AGREEMENT.

2.                                       By execution hereof, the parties agree that the initial principal amount of the TERM LOAN shall be $31,465,000.00, the proceeds of which will retire the CONSTRUCTION LOAN.  The TERM NOTE will be in the form attached hereto as Exhibit A, by this reference made a part hereof.

3.                                       Section 1.19 of the AGREEMENT is hereby amended to read as follows, effective immediately:

1.19         “LOAN TERMINATION DATE” means the earliest to occur of the following: (i) as to the REVOLVING NOTE, July 24, 2003 and as to the TERM NOTE, June 1, 2008, (ii) the date the OBLIGATIONS are accelerated pursuant to this AGREEMENT, and (iii) the date BANK receives (a) notice in writing from BORROWER of BORROWER’s election to terminate this AGREEMENT and (b) indefeasible payment in full of the OBLIGATIONS.

4.                                       BORROWER certifies by its execution hereof that the representations and warranties set forth in Section 5 of the AGREEMENT are true as of this date, and that no EVENT OF DEFAULT under the AGREEMENT, and no event which, with the giving of notice or passage of time or both, would become such an EVENT OF DEFAULT, has occurred as of this date.

5.                                       Except as amended hereby the parties ratify and confirm as binding upon them all of the terms of the AGREEMENT.

(signatures on next page)

Any remaining principal balance, plus any accrued but unpaid interest, shall be fully due and payable on Maturity Date.

PREPAYMENT.  The BORROWER may prepay this promissory note in full or in part at any time.  Provided, however, a condition of any prepayment is that a fee shall be paid to BANK sufficient to make BANK whole for any expenses related to breaking fixed interest rates.  Each prepayment may be applied in inverse order of maturity or as the BANK in its sole discretion may deem appropriate.  Such prepayment shall not excuse the BORROWER from making subsequent payments each quarter until the indebtedness is paid in full.

ADDITIONAL TERMS AND CONDITIONS.  The LOAN AGREEMENT, and any amendments or substitutions, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this promissory note by reference.  The BORROWER agrees to pay all costs of collection, including reasonable attorneys fees and legal expenses incurred by the BANK if this promissory note is not paid as provided above.  This promissory note shall be governed by the substantive laws of the State of Nebraska.

WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR.  BORROWER and any other person who signs, guarantees or endorses this promissory note, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this promissory note.

LSCP, L.P. an Iowa Limited Partnership
by Little Sioux Corn Processors, L.L.C., Its
General Partner

By:	/s/ Daryl J. Haack
Daryl J. Haack, President of Little
Sioux Corn Processors, L.L.C.

STATE OF IOWA	)
) ss.
COUNTY OF Cherokee	)

On this 28 day of May, 2003, before me, the undersigned, a Notary Public, personally appeared Darryl J. Haack, President of Little Sioux Corn Processors, LLC, General Partner of LSCP, L.P., on behalf of said entity, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed.

/s/ Becky J. Nothem
[SEAL]	Notary Public